UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2012

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02:	Results of Operations and Financial Condition

See the Press Release dated February 2, 2012 furnished as Exhibit 99.1 and incorporated herein by reference, reporting on TECO Energy, Inc.’s financial results for the three months and twelve months ended December 31, 2011.

Section 5 – Corporate Governance and Management

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2012, Evelyn V. Follit was elected a member of the TECO Energy, Inc. and Tampa Electric Company Boards of Directors and was appointed to the Audit Committee of the Board of TECO Energy, Inc. As a non-employee director of TECO Energy, Inc. and Tampa Electric Company, Ms. Follit will receive compensation consistent with that provided to all non-employee directors, which compensation program currently provides for an annual retainer of $50,000, attendance fees of $750 for each TECO Energy, Inc. and Tampa Electric Company Board meeting, and $1,500 for each meeting of a committee of the Board on which she serves. Non-employee directors also receive an annual grant of 3,000 shares of restricted stock vesting on the anniversary date of the grant, which is prorated for directors who join after the annual grant date; therefore, Ms. Follit received a grant of 750 shares of restricted stock containing substantially the same vesting provisions and other terms as the last annual grant of restricted stock to non-employee directors in May 2011.

Section 8 – Other Events

Item 8.01:	Other Events.

On February 1, 2012, the TECO Energy, Inc. (the “Corporation”) Board of Directors approved a proposed amendment to the Corporation’s Articles of Incorporation to declassify the Board of Directors. The proposed amendment will be submitted for shareholder approval at the Corporation’s 2012 annual meeting.

Section 9 – Financial Statements and Exhibits

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 2, 2012 reporting on TECO Energy, Inc.’s financial results for the three months and twelve months ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012	TECO ENERGY, INC.
(Registrant)

/s/ S. W. Callahan
S. W. CALLAHAN
Senior Vice President-Finance & Accounting and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated February 2, 2012 reporting on TECO Energy, Inc.’s financial results for the three months and twelve months ended December 31, 2011.